1
Reconciliation of GAAP to Non-GAAP
Net Income (Loss)
($ Millions)
($ in millions after-tax, except Per Share) 3rd Quarter 2005 3rd Quarter 2004
After-tax Per Share After-tax Per Share
Net Income (Loss) 55 $       0.30 $    105 $     0.52 $
Discontinued Operations-Papers & related (23) (0.12)
Hurricane Katrina/Rita Losses 13 0.07
Restructuring 7 0.04 33 0.16
Net Income (Loss) before Other Items 75 $       0.41 $    115 $     0.56 $
Less Gains on Sales of Forestlands 10 0.05       40 0.19
Net Income (Loss) before Other Items & Land Sales 65 $       0.36 $    75 $       0.37 $
($ in millions after-tax, except Per Share) 9 Months 2005 9 Months 2004
After-tax Per Share After-tax Per Share
Net Income (Loss) (34) $      (0.18) $   150 $     0.74 $
Discontinued Operations-Papers & related 93 0.48 32 0.16
Hurricane Katrina/Rita Losses 13 0.06
Debt Retirement 56 0.29
Restructuring 16 0.08 43 0.21
Net Income (Loss) before Other Items 144 $     0.73 $    225 $     1.11 $
Less Gains on Sales of Forestlands 35 0.18       92 0.46
Net Income (Loss) before Other Items & Land Sales 109 $     0.55 $    133 $     0.65 $
Exhibit 99.2